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                                                                     EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 25, 1998 accompanying the financial statements of Superior Consultant Holdings Corporation incorporated by reference in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts".

                                                     /s/ GRANT THORNTON LLP

Detroit, Michigan
May 21, 1998